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                                                                    EXHIBIT 10.2

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of November 7, 2003, by and among ANIMAS CORPORATION, a Delaware corporation ("Company"), whose address is 530 Lancaster Avenue, Frazer, Pennsylvania 19355 and ANIMAS DIABETES CARE, LLC, a Delaware limited liability company, whose address is 530 Lancaster Avenue, Frazer, Pennsylvania 19355 (together with the Company, each a "Borrower" and collectively, the "Borrowers"), and SILICON VALLEY BANK ("Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at 5 Radnor Corp. Center, 100 Matsonford Drive, Suite 555, Radnor, Pennsylvania 19087.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owed by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Loan and Security Agreement dated as of November 4, 2002 between Borrowers and Lender (as may be amended from time to time, the "Loan Agreement"). Hereinafter, all indebtedness owed by Borrowers to Lender shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Hereinafter, the above-described Loan Agreement, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.      Modification to Revolving Facility.

                  1. From and after the date hereof, no further Advances shall be permitted under the Committed Revolving Line. In addition, the outstanding balance of the Committed Revolving Line shall be repaid in full on the date hereof with an advance under that certain Loan and Security Agreement of even date herewith by and among the Lenders and Borrowers (the "2003 Agreement").

         B.      Modification to Loan Agreement.

                  1. Borrowers will maintain as of the last day of each month:

                                    (a)      MINIMUM TANGIBLE NET WORTH.
                                             Borrowers will maintain:

                                             (i)      TANGIBLE NET WORTH.
         Stockholder's equity, plus subordinated debt, less intangible assets not less than the following amounts for the quarterly period ending as of the dates below

DATE                                         AMOUNT
----                                         ------
December 31, 2003                          $7,000,000;
May 31, 2004                               $5,500,000;
August 31, 2004                            $6,000,000;
September 30, 2004 and thereafter          $7,500,000;

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                           The Minimum Tangible Net Worth requirement will
                  increase by 50% of the proceeds from the issuance of any equity securities or subordinated debt after the date of this letter.

4. FINANCIAL COVENENANT. Borrowers have failed to comply with the Adjusted Quick Ratio covenant set forth in Section 6.7 of the Loan Agreement for the period ending February 28, 2003 and Bank is willing to waive such failure on the condition that Borrowers comply with the Adjusted Quick Ratio covenant for the period ending March 31, 2003 and each month thereafter.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. NO DEFENSES OF BORROWERS. Borrowers hereby waive any and all defenses against the payment of the Indebtedness or performance of any obligations under the Existing Loan Documents, which they have as of the date hereof, whether known or unknown, contingent or non-contingent This waiver is knowingly given after consultation with counsel of Borrowers' own choosing.

7. CONTINUING VALIDITY. Borrowers understand and agree that in modifying the existing Indebtedness, Lender is relying upon Borrowers' representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. REVOLVING NOTE AND 2003 AGREEMENT. Borrowers executed and delivered to Bank a Revolving Promissory Note (the "Revolving Note") in the initial principal amount of Three Million Dollars ($3,000,000) on November 4, 2002. The outstanding balance of the Revolving Note is being repaid with an advance under the 2003 Agreement. Upon execution of the 2003 Agreement, Bank will promptly return the original Revolving Note to the Company, marked "paid by renewal". It is expressly agreed that the indebtedness evidenced by the Revolving Note has not been extinguished or discharged by this Loan Modification Agreement and/or the 2003 Agreement. Borrowers agree that the execution of and delivery of this Loan Modification Agreement and/or the 2003 Agreement is not intended to and shall not cause or result in a novation with respect to the indebtedness outstanding under the Revolving Note. From and after the date hereof, all references to "Advance", "Borrowing Base", "Borrowing Base Certificate," "Committed Revolving Line", "Eligible Accounts", "Revolving Maturity Date" and "Revolving Promissory Note" in the Loan Agreement shall be of no further force and effect. In addition, from and after the effective date of the 2003 Agreement, Section 2.2 of the Loan Agreement shall be of no further force or effect.

                         [Signatures on Following Page]

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         This Loan Modification Agreement is executed as of the date first written above.

BORROWERS:                                              LENDER:

ANIMAS CORPORATION                                      SILICON VALLEY BANK

By: /s/ Richard A. Baron                                By: ____________________
    ----------------------
Name: Richard A. Baron                                  Name: __________________
Title: V.P. Finance
                                                        Title: _________________

ANIMAS DIABETES CARE, LLC
BY: ANIMAS CORPORATION, ITS SOLE MEMBER

BY: /s/ Richard A. Baron
    ----------------------
    NAME: Richard A. Baron
    TITLE: V.P. Finance

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         This loan modification agreement is executed as of the date first written above.

BORROWERS:                                           LENDER:

ANIMAS CORPORATION                                   SILICON VALLEY BANK

BY:___________________________________               By: /s/ David E Rodriguez
                                                         ---------------------
Name:_________________________________               Name: David E Rodriguez

Title:_________________________________              Title: VP

ANIMAS DIABETES CARE, LLC
BY: ANIMAS CORPORATION, ITS SOLE MEMBER

      BY:__________________________________

          NAME:
          TITLE:

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